UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

CARDTREND INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State of Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

800 5th Avenue , Suite 4100, Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 24, 2007 Asia Payment Systems (China) Co. Ltd., the Company’s wholly owned subsidiary in Shanghai, China, completed the acquisition of the business assets of Global Uplink Communications Ltd. (“Global Uplink China”), a Chinese company based in Guangzhou, Guangdong Province, China, as previously disclosed on Form 8K filed on December 15, 2006. Following the acquisition of the business assets, Global Uplink China is in the process of transferring 120 of its staff to the Company’s Chinese subsidiary as well as transferring the lease of the premises where the assets and staff are located. At the same time, Global Uplink China will outsource all its back-office operations to the Company’s Chinese subsidiary for an initial of 10 years, commencing November 1, 2007.

ITEM 2.01     COMPLETION OF ACQUISITION AND DISPOSITION OF ASSETS

     On October 24, Asia Payment Systems (China) Co. Ltd., the Company’s wholly owned subsidiary in Shanghai, China, 2006, has completed the acquisition of the business assets of Global Uplink Communications Ltd. (“Global Uplink China”), a Chinese company based in Guangzhou, Guangdong Province, China, as previously disclosed on Form 8K filed on December 15, 2006. The total amount paid for the acquisition was Renminbi 1,612,950 (Chinese Yuan), about US$215,000.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document Description

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTREND INTERNATIONAL INC.
(Registrant)

Date: October 30, 2007	By: CHARLIE RODRIGUEZ
Charlie Rodriguez, Secretary and Director